EXHIBIT 21


SUBSIDIARIES OF UNITED INDUSTRIAL CORPORATION

March 3, 1999

                                                                         State           Approximate Percentage of
                                                                   (or jurisdiction)     Voting Securities Owned by
Name                                                             in which Incorporated        Immediate Parent
--------------------------------------------------------------------------------------------------------------------
AAI Corporation                                                        Maryland                    100% (a)
  A.A.I. Engineering Support, Inc.                                     Maryland                    100  (b)
  A.A.I. International, Inc.                                           Delaware                    100  (b)
  Seti, Inc.                                                         Pennsylvania                  100  (b)
  AAI Medical, Inc.                                                    Maryland                    100  (b)
  AAI MICROFLITE Simulation International
    Corporation                                                        Maryland                    100  (b)
  AAI/ACL Technologies, Inc.                                           Maryland                    100  (b)
    AAI/ACL Technologies Europe Limited                                 Britain                    100  (c)
  AAI California Carshells, Inc.                                       Maryland                    100  (b)
  AAI Aerospace Services Corp.                                         Maryland                    100  (b)
  AAI Romania Technologies, S.R.L.                                      Romania                    100  (b)
Detroit Stoker Company                                                 Michigan                    100  (a)
  Midwest Metallurgical Laboratory, Inc.                               Michigan                    100  (d)
UIC Products Co.                                                       Illinois                    100  (a)
Symtron Systems, Inc.                                                 New Jersey                   100  (a)
U.I.C.-Del. Corporation                                                Delaware                    100  (a)
U.I.C. International, Ltd.                                             Barbados                    100  (a)


-----------------------------------

(a) Percentage owned by United Industrial Corporation ("United").

(b) Percentage owned by AAI Corporation.

(c) Percentage owned by AAI/ACL Technologies, Inc.

(d) Percentage owned by Detroit Stoker Company.

All of the subsidiaries listed above are included in the consolidated financial statements of United.